EXHIBIT 23.1
TRIMBLE NAVIGATION LIMITED
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos.  33-37384, 33-39647, 33-45167, 33-45604, 33-46719, 33-50944, 33-57522, 33-62078, 33-78502, 33-84362, 33-91858, 333-04670, 333-28429, 333-53703, 333-84949, 333-38264, 333-65758, 333-97979,  333-118212, 333-138551,  333-161295,  333-183229) pertaining to the 1990 Director Stock Option  Plan,  the "Position Us  for Progress" 1992 Employee Stock  Bonus  Plan,  the  1993 Stock Option Plan,  the Amended and  Restated  2002 Stock  Plan,  and the Amended and  Restated, Employee Stock Purchase Plan, and Form S-3  Nos. 333-147155 and  333-199716 of Trimble Navigation Limited our reports dated February 24, 2015, with respect to the consolidated financial statements and schedule and the effectiveness of internal control over financial reporting included in its Annual Report (Form 10-K) for the year ended January 3, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
San Jose, California
February 24, 2015